Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of
Capital One Funds

In planning and performing our audits
of the financial statements of
the Capital One Funds
(formerly Hibernia Funds) (the "Trust")
comprising the Capital One
Capital Appreciation Fund
(formerly Hibernia Capital Appreciation Fund),
Capital One Louisiana Municipal Income Fund
(formerly Hibernia Louisiana Municipal
Income Fund), Capital One
Mid Cap Equity Fund
(formerly Hibernia Mid Cap Equity Fund),
Capital One Total Return Bond Fund (formerly
Hibernia Total Return Bond Fund),
Capital One U.S. Government
Income Fund (formerly
Hibernia U.S. Government Income Fund),
Capital One Cash Reserves Fund
(formerly Hibernia
Cash Reserve Fund) and Capital One
U.S. Treasury Money Market Fund
(formerly Hibernia U.S.
Treasury Money Market Fund),
as of and for the year ended
August 31, 2006, in
accordance with the standards of
the Public Company Accounting Oversight Board
(United States), we considered their
internal control over financial
reporting, including
control activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and
judgments by management are required to
assess the expected benefits and
related costs
of controls. A company's internal
control over financial reporting
is a process designed to
provide reasonable assurance regarding
the reliability of financial
reporting and the
preparation of financial statements
for external purposes in
accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures
that provide reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition, use or
disposition of a company's
assets that could have a
material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of
changes in conditions, or that the
degree of compliance with the
polices or procedures
may deteriorate.

A control deficiency exists when the
design or operation of a control
does not allow
management or employees, in the normal
course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will be not prevented or detected.

Our consideration of the Funds'
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be significant
deficiencies or material
weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
Funds' internal control
over financial reporting and their
operation, including controls
for safeguarding
securities, that we consider to be
a material weakness as defined
above as of August 31,
2006.

This report is intended solely
for the information and use of
management and the Board
of Trustees of the Funds and
the Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other
than these specified parties.




/s/ERNST & YOUNG LLP


Boston, Massachusetts
October 13, 2006